UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2009

NPC International, Inc.

(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	333-138338 (Commission File Number)	48-0817298 (I.R.S. Employer Identification No.)

7300 West 129th Street

Overland Park, Kansas 66213

(Address of principal executive office)(Zip Code)

(913) 327-5555

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 16, 2009, NPC International, Inc. (the “Company” or “NPC”) closed the transaction contemplated by the previously announced Asset Sale Agreement (“ASA”) with Pizza Hut, Inc. and Pizza Hut of America, Inc. (collectively “PHI”) pursuant to which NPC purchased from PHI 49 units and will operate 1 Pizza Hut under a management agreement between NPC and PHI. All units are located in and around St. Louis, Missouri. The purchase price was $14.2 million in cash. NPC operated approximately 1,111 units as a franchisee of PHI in 28 states prior to consummation of the transaction and operates 1,162 units in 28 states as a result of the transaction. The amount of consideration paid by NPC for the Pizza Hut units was determined by arm’s-length negotiations.

In addition to the purchase price, each party agreed to reimburse the other party for certain working capital items received by the acquiring party in the transaction. With respect to the 19 fee-owned locations owned by PHI associated with the units acquired by NPC, NPC is leasing these properties from PHI on specified terms.

The source of the consideration for the purchase of units by NPC was funded entirely with borrowings on the Company’s $75.0 million revolving credit facility under the Credit Agreement dated as of May 3, 2006 among the Company, NPC Acquisition Holdings, LLC as a Guarantor, the other Guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Issuing Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, Bank of America, N.A. and Sun Trust Bank, as Co-Documentation Agents, and the lenders signatory thereto.

A detailed description of the transaction can be found in the ASA, which is filed with this Current Report on Form 8-K as Exhibit 2.6. The foregoing description of this transaction is qualified in its entirety by reference to such exhibit. The ASA was attached to provide investors with information regarding its terms. The ASA was not intended to provide any other factual information about NPC or PHI or their respective businesses or operations. In particular, the assertions embodied in the representations, warranties and covenants contained in the ASA may be subject to qualifications with respect to materiality, knowledge and other matters and are qualified by information in confidential disclosure schedules provided by NPC and PHI to each other in connection with the signing of the ASA. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the ASA. Moreover, certain representations, warranties and covenants in the ASA were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the ASA, which subsequent information may or may not be fully reflected in NPC’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the ASA as characterizations of the actual state of facts about NPC or PHI or their respective businesses or operations.

Item 7.01	Regulation FD Disclosure.

On February 17, 2009, NPC issued a press release announcing the closing of the ASA. A copy of the press release is furnished with this Current Report as Exhibit 99.1, and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the

“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information

The pro forma financial information related to the 50 Pizza Hut units purchased and operated by NPC from PHI required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits
Number	Description
2.6	Asset Sale Agreement dated as of January 13, 2009 between NPC International, Inc., Pizza Hut of America, Inc. and Pizza Hut, Inc.
2.7	Amendment to Asset Sale Agreement dated as of February 12, 2009 between NPC International, Inc., Pizza Hut of America, Inc. and Pizza Hut, Inc.
2.8	Second Amendment to Asset Sale Agreement dated as of February 16, 2009 between NPC International, Inc., Pizza Hut of America, Inc. and Pizza Hut, Inc.
99.1	Press Release dated February 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC INTERNATIONAL, INC.

By:	/s/ Troy D. Cook
Troy D. Cook
Executive Vice President Finance and Chief Financial Officer

Date: February 17, 2009

INDEX TO EXHIBITS

Exhibit	Description
2.6	Asset Sale Agreement dated as of January 13, 2009 between NPC International, Inc., Pizza Hut of America, Inc. and Pizza Hut, Inc.
2.7	Amendment to Asset Sale Agreement dated as of February 12, 2009 between NPC International, Inc., Pizza Hut of America, Inc. and Pizza Hut, Inc.
2.8	Second Amendment to Asset Sale Agreement dated as of February 16, 2009 between NPC International, Inc., Pizza Hut of America, Inc. and Pizza Hut, Inc.
99.1	Press Release dated February 17, 2009